UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2006

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Immunicon Corporation (“Immunicon”) approved a change in Byron Hewett’s compensation for his ongoing service as Immunicon’s President and Chief Executive Officer. In order to facilitate Mr. Hewett’s relocation from his home in New York to the Philadelphia area, the Committee unanimously approved the engagement of a relocation company to aid Mr. Hewett in the sale of his current home in New York. The Committee determined that the services of a relocation company was the most efficient route in allowing Mr. Hewett to perform his responsibilities and duties as Immunicon’s President and Chief Executive Officer at Immunicon’s Huntingdon Valley headquarters. The agreement between Immunicon and the relocation company provides that the relocation company will provide Mr. Hewett with marketing assistance in the sale of his New York home and, when a buyer is identified, will purchase and sell the home to such buyer. If a buyer for the home is not identified, the relocation company will purchase the home from Mr. Hewett and include the home in its inventory for sale. Immunicon will authorize and reimburse the relocation company for expenses related to the purchase and sale of Mr. Hewett’s New York home, including any loss on the sale incurred by the relocation company.

In addition, Immunicon has separately agreed to reimburse Mr. Hewett for costs associated with the search for and closing on the purchase of his new home in the Philadelphia area. Lastly, Immunicon has agreed to reimburse Mr. Hewett for costs associated with the shipment of his household into his new home.

The Company anticipates that the reimbursements to Mr. Hewett and the payments to the relocation company will aggregate between $350,000 and $450,000 and will be paid over the course of the remainder of calendar 2006, but actual costs will depend on a number of factors, including the final sale amount of Mr. Hewett’s home.

The reimbursement payments to Mr. Hewett will also include the amount of Mr. Hewett’s anticipated United States Federal income tax liability with respect to such reimbursements and with respect to the payments to the relocation company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

The description of Immunicon’s obligations in “Item 1.01. Entry into a Material Definitive Agreement.” of this Report is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	JAMES G. MURPHY
James G. Murphy
Senior Vice President, Finance and
Administration and Chief Financial Officer

Dated: August 25, 2006